                                                     October 12, 1995

J.P. MORGAN REPORTS 1995 THIRD QUARTER RESULTS
J.P. Morgan & Co. Incorporated reported net income of $360 million in the third quarter of 1995, up 10% from the third quarter of 1994 and 14% higher than in the second quarter of this year. Third quarter earnings per share were $1.78 versus $1.63 a year earlier and $1.56 in the 1995 second quarter.
Net income for the first nine months of 1995 totaled $930 million, compared with $1.022 billion in the first nine months of 1994. Nine-month net income for 1995 includes a first quarter special charge of $55 million ($33 million after tax, or $0.17 a share) primarily related to severance. Nine-month earnings per share were $4.62 versus $5.05 a year ago.
Douglas A. Warner III, chairman, said: OIncreasing business momentum produced solid, globally diversified results for the quarter. We are earning a growing share of our clients' business, with advances in equity and debt underwriting, corporate finance advisory, market-making, and investment management results.O

THIRD QUARTER RESULTS AT A GLANCE


 In millions of dollars,                               Second
 except per share data           Third quarter        quarter

                                 1995        1994        1995
_____________________________________________________________________
________
 Revenues                     $1,549       $1,432      $1,449
 Operating expenses           (1,022)       (941)       (984)
 Income taxes                   (167)       (164)       (150)
_____________________________________________________________________
_________
 Net income                   $  360       $  327      $  315
 Net income per share         $ 1.78       $ 1.63      $ 1.56
_____________________________________________________________________
_________
 Dividends declared per       $ 0.75       $ 0.68      $ 0.75
 share
_____________________________________________________________________
____                                                      _____

  REVENUES in the third quarter rose 8% from a year earlier on improved results in trading, advisory, and underwriting activities:
     -Combined trading and related net interest revenue advanced
      22% to $434 million from a year ago on strong client volumes in favorable market conditions.
     -Corporate finance revenue was up 81% to $195 million.
      Securities underwriting revenue more than tripled from a year ago. Advisory and syndication fees were up 44%.
     -Investment management fees rose 13% to $150 million, while credit-related fees declined from a year earlier.
     -Net equity investment securities gains were $91 million in the third quarter versus $148 million in the corresponding 1994 quarter.
  OPERATING EXPENSES rose 9% from a year ago and were up 4% from the second quarter of 1995.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES
Revenues totaled $1.549 billion in the third quarter of 1995, up 8% from $1.432 billion a year earlier.
Net interest revenue declined 4% to $507 million from a year ago, primarily as a result of lower trading-related net interest revenue from debt instruments.
Trading revenue increased 41% to $399 million from the third quarter of 1994. Reported trading revenue does not include net interest revenue associated with trading activities, which was $35 million in the third quarter of 1995 and $73 million in the third quarter of 1994.
Client demand was strong across the range of the firm's market-making activities. Combined trading and related net interest revenue rose 22% to $434 million from a year earlier. (See the table of combined trading and related net interest revenue by principal markets on page 9.) Combined revenue from swaps and other interest rate contracts increased $36 million to $156 million. Combined revenue from foreign exchange trading totaled $49 million, up $23 million from a year earlier. Combined revenue from equities and commodities trading was $70 million, an increase of $21 million, primarily from equity derivatives. Debt instrument trading produced combined revenue of $159 million versus $160 million a year earlier.
Corporate finance revenue rose 81% to $195 million in the third quarter from the year-earlier quarter. Underwriting revenue recorded a threefold increase to $71 million, reflecting debt and equity capital-raising activity for a broad range of clients. Advisory and syndication fees increased 44% to $124 million as levels of merger and acquisition activity increased.
Credit-related fees were $38 million in the third quarter, 22% lower than in the third quarter of 1994, primarily because of lower securities lending revenue.
Investment management fees increased 13% to $150 million from a year earlier, reflecting an increase in assets under management, primarily from net new business.
Operational service fees in the third quarter totaled $137 million, relatively unchanged from a year ago.
Net investment securities losses were $22 million in the third quarter. In the year-earlier quarter, net investment securities losses were $27 million.
Other revenue was $145 million in the third quarter, compared with $226 million in the 1994 third quarter. The 1995 third quarter reflected net equity investment securities gains of $91 million, versus $148 million in the year-earlier quarter. Also included in the third quarter of 1995 was $35 million of revenue associated with hedging anticipated foreign currency revenues and expenses. The 1994 third quarter included $54 million related to the sale of the firm's domestic corporate trust business.

OPERATING EXPENSES
Operating expenses were $1.022 billion in the third quarter of 1995, 9% higher than a year earlier. The weakening in the dollar's value accounted for two percentage points of the increase. Employee compensation and benefits expense rose, primarily due to higher incentive compensation accruals linked to improved earnings and to higher severance costs. Operating expenses in the third quarter were 4% higher than in the second quarter, mostly related to higher incentive compensation accruals. Expenses other than employee compensation and benefits were essentially unchanged. At September 30, 1995, staff totaled 16,394 employees compared with 17,055 employees at December 31, 1994.
Income tax expense of $167 million in the third quarter reflects an effective tax rate of 32%, compared with an effective tax rate of 33% in the third quarter of 1994.

ASSETS
Total assets were $178 billion at September 30, 1995, compared with $167 billion at June 30, 1995. Nonperforming assets at September 30, 1995, were $188 million, compared with $187 million at June 30, 1995. No provision for credit losses was deemed necessary in the 1995 third quarter. The allowance for credit losses was $1.132 billion at September 30, 1995. (For details, see asset quality tables on page 10.)

CAPITAL
At September 30, 1995, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.4% and 12.4%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.7% and 12.8%, respectively, at June 30, 1995. The September 30, 1995, leverage ratio was 6.3%, versus 6.0% at June 30, 1995.
At September 30, 1995, stockholders' equity included approximately $495 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $309 million. This compares with $459 million of net unrealized appreciation at June 30, 1995. The unrealized appreciation on debt investment securities was $357 million and $283 million at September 30, 1995, and at June 30, 1995, respectively. The unrealized appreciation on marketable equity investment securities was $447 million at September 30, 1995, and $463 million at June 30, 1995.
                             #    #    #
J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.
Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

 FINANCIAL SUMMARY

 J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
 Dollars in
 millions,
 except per
 share data        Third Quarter      Second        Nine Months
                __________________________  Quarter
_________________________
                     1995       1994   1995        1995      1994
_____________________________________________________________________
_____________
 Net income         $360       $327      $315       $930    $1,022


 PER COMMON
 SHARE

 Net income (a)   $ 1.78     $ 1.63    $ 1.56     $ 4.62    $ 5.05
 Dividends          0.75       0.68      0.75       2.25      2.04
 declared
 Book value (b)    49.36      47.36     48.14      49.36     47.36
_____________________________________________________________________
_____________
 Weighted-
 average
 number of
 common and
 common         199,300,  198,193,   198,241,  198,179,   200,009,
 equivalent       749        982       301        495        067
 shares
 outstanding
_____________________________________________________________________
_____________
 Dividends
 declared on        $140       $129      $141       $422      $390
 common stock

 Dividends
 declared on           6          5         6         18        15
 preferred
 stock



 SELECTED
 RATIOS

 Annualized
 rate of return
 on average
 common
 stockholders'           %    13.9  %    13.4 %    13.2  %   14.5  %
 equity (c)       14.9
 As % of period-
 end total
 assets:
   Common            5.4        6.0       5.6
 equity
   Total equity      5.7        6.3       5.9


 Regulatory
 capital ratios
 (d)

   Tier 1 risk-
   based
 capital             8.4        9.8       8.7
   ratio
   Total risk-
 based              12.4       14.7      12.8
   capital
 ratio
   Leverage          6.3        6.5       6.0
 ratio
_____________________________________________________________________
_____________
 AVERAGE
 BALANCES
   Debt
 investment     $ 21,542   $ 20,259  $ 20,659         $         $
   securities                                    21,636    19,957
 (e)
   Loans          23,777     23,448    24,639    24,029    24,148
   Total
 interest-       132,423    129,147   128,235   132,255   133,387
   earning
 assets
   Total assets  174,014    170,267   174,502   174,731
                                                          173,202
   Total
 interest-
   bearing       124,442    123,466   124,177   125,948
   liabilities                                            126,538
   Total
   liabilities   164,055    160,551   164,753   164,972
                                                          163,407
   Common

 stockholders'     9,465      9,222     9,255     9,265
   equity                                                   9,301
   Total

 stockholders'     9,959      9,716     9,749     9,759
   equity                                                   9,795

 Net interest
 earnings
 (fully taxable      534        556       535     1,598
 basis)                                                    1,552

 Net yield on
 interest-
 earning assets          %          %         %    1.62  %  1.56  %
                  1.60      1.71       1.67
_____________________________________________________________________
_____________
 Employees at
 period-end       16,394     16,514    16,267
_____________________________________________________________________
_____________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the nine months ended
September 30, 1995. Fully diluted earnings per share for the nine months ended September 30, 1995, were $4.57.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $46.82, $44.21 and $45.78 for the three months ended
September 30, 1995, September 30, 1994, and June 30, 1995, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 15.6%, 15.0% and 14.1% for the three months ended September 30, 1995, September 30, 1994, and June 30, 1995, respectively, and 13.8% and
16.1% for the nine months ended September 30, 1995 and 1994.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P.
Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for September 30, 1995, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.


CONSOLIDATED STATEMENT OF INCOME

J.P. Morgan & Co. Incorporated
___________________________________________________________________________
                                                            _______________
In millions,
except per share data               Three months ended

_________________________________________________________________
                        September  September  Increase   June  Increase
                               30         30  (Decreas     30  (Decreas
                             1995       1994        e)   1995        e)

_________________________________________________________________
NET INTEREST REVENUE
Interest revenue          $2,453     $2,142      $311   $2,40       $48
                                                            5
Interest expense           1,946      1,616       330   1,897        49
___________________________________________________________________________
______________
Net interest revenue         507        526       (19)    508       (1)

NONINTEREST REVENUE

Trading revenue              399        282       117     305        94
Corporate finance            195        108        87     117        78
revenue
Credit-related fees           38         49       (11)     41       (3)
Investment management
fees                         150        133        17     138        12
Operational service          137        135         2     140       (3)
fees
Net investment
securities                   (22)       (27)        5      33      (55)
gains (losses)
Other revenue                145        226       (81)    167      (22)
___________________________________________________________________________
_______________
Total noninterest          1,042         906      136     941       101
revenue

Total revenue              1,549      1,432       117   1,449       100

OPERATING EXPENSES

Employee compensation
and                          648        576        72     616        32
benefits
Net occupancy                 87         68        19      79         8
Technology and
communications               169        162         7     165         4
Other expenses               118        135       (17)    124       (6)
___________________________________________________________________________
_______________
Total operating            1,022        941        81     984        38
expenses

Income before income
taxes                        527        491        36     465        62
Income taxes                 167        164         3     150        17
___________________________________________________________________________
_______________
Net income                   360        327        33     315        45

PER COMMON SHARE

Net income (a)             $1.78      $1.63     $0.15   $1.56     $0.22
Dividends declared          0.75       0.68      0.07    0.75         -
___________________________________________________________________________
_______________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.


CONSOLIDATED STATEMENT OF INCOME

J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
In millions,
except per share data              Nine months ended

_______________________________________________________
                           September    September     Increase
                                  30           30   (Decrease)
                                1995         1994

_______________________________________________________
NET INTEREST REVENUE
Interest revenue              $7,328       $6,010       $1,318
Interest expense               5,813        4,547        1,266
_____________________________________________________________________
_____________
Net interest revenue           1,515        1,463           52

NONINTEREST REVENUE

Trading revenue                1,007          866          141
Corporate finance                426          312          114
revenue
Credit-related fees              122          160         (38)
Investment management
fees                             418          387           31
Operational service              417          419          (2)
fees
Net investment
securities                        20           99         (79)
gains
Other revenue                    461          583        (122)
_____________________________________________________________________
_____________
Total noninterest              2,871        2,826           45
revenue

Total revenue                  4,386        4,289           97

OPERATING EXPENSES

Employee compensation
and                            1,890        1,716          174
benefits
Net occupancy                    246          201           45
Technology and
communications                   506          436           70
Other expenses                   366          376         (10)
_____________________________________________________________________
_____________
Total operating                3,008        2,729          279
expenses

Income before income
taxes                          1,378        1,560        (182)
Income taxes                     448          538         (90)
_____________________________________________________________________
_____________
Net income                       930        1,022         (92)

PER COMMON SHARE

Net income (a)                 $4.62        $5.05      ($0.43)
Dividends declared              2.25         2.04        0.21
_____________________________________________________________________
_____________

(a) See Financial Summary for per common share data assuming full dilution.


CONSOLIDATED BALANCE SHEET

J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions              September      June 30  December 31
                                        30
                                      1995         1995         1994

________________________________________________
ASSETS

Cash and due from banks           $  1,519     $  1,812     $  2,210
Interest-earning deposits
with banks                           1,504        1,736        1,362
Debt investment securities
available-for-sale carried at
fair value(Cost: $21,657 at
September 1995, $20,133 at
June 1995 and $22,503 at            22,014       20,416       22,657
December 1994)
Trading account assets              64,696       68,259       57,065
Securities purchased under
agreements to resell ($30,549
at September 1995, $26,127 at
June 1995, and $21,170 at
December 1994) and federal          30,687       26,209       21,350
funds sold
Securities borrowed                 17,840       10,313       12,127
Loans                               25,265       24,043       22,080
Less: allowance for credit           1,132        1,132        1,131
losses
_____________________________________________________________________
_____________
Net loans                           24,133       22,911       20,949
Customers' acceptance                  528          266          586
liability
Accrued interest and accounts
receivable                           2,998        3,214        5,028
Premises and equipment               3,453        3,438        3,318
Less: accumulated                    1,453        1,420        1,302
depreciation
_____________________________________________________________________
_____________
Premises and equipment, net          2,000        2,018        2,016
Other assets                        10,412        9,406        9,567
_____________________________________________________________________
_____________
Total assets                       178,331      166,560      154,917
_____________________________________________________________________
_____________
LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.           3,525        3,494        3,693
    In offices outside the             894          995          767
U.S.
Interest-bearing deposits:
    In offices in the U.S.           1,669        2,156        1,826
    In offices outside the          40,590       38,671       36,799
U.S.
_____________________________________________________________________
_____________
Total deposits                      46,678       45,316       43,085
Trading account liabilities         45,008       42,404       36,407
Securities sold under
agreements to repurchase
($38,347 at September 1995,
$32,864 at June 1995, and
$30,179 at December 1994) and       41,879       38,496       35,768
federal funds purchased
Commercial paper                     2,954        1,903        3,507
Other liabilities for
borrowed money                      14,330       12,068       10,900
Accounts payable and accrued
expenses                             5,570        4,804        6,231
Liability on acceptances               528          266          586
Long-term debt not qualifying
as risk-based capital                6,028        5,759        3,605
Other liabilities                    1,821        2,340        2,063
_____________________________________________________________________
_____________
                                   164,796      153,356      142,152
Long-term debt qualifying as
risk-based capital                   3,422        3,333        3,197
_____________________________________________________________________
_____________

Total liabilities                    168,218     156,689     145,349

STOCKHOLDERS' EQUITY

Preferred stock (authorized
shares: 10,000,000):
  Adjustable rate cumulative
  preferred stock, $100 par
  value(issued and outstanding:
  2,444,300)                             244         244         244
  Variable cumulative preferred
  stock, $1,000 par value
(issued                                  250         250         250
  and outstanding: 250,000)
Common stock, $2.50 par value
(authorized shares:
500,000,000; issued:
200,676,673 at September 1995,
200,674,673 at June 1995 and             502         502         502
200,668,373 at December 1994)
Capital surplus                        1,433       1,441       1,452
Retained earnings                      7,526       7,315       7,044
Net unrealized gains on
investment securities, net of            495         459         456
taxes
Other                                    439         407         367
_____________________________________________________________________
_____________
                                    10,889       10,618       10,315
Less: treasury stock
(12,993,334 shares at
September 1995, 12,856,867
shares at June 1995 and
12,966,917 shares at December          776          747          747
1994) at cost
_____________________________________________________________________
_____________
Total stockholders' equity          10,113        9,871        9,568
_____________________________________________________________________
_____________
Total liabilities and
stockholders' equity               178,331      166,560      154,917
_____________________________________________________________________
_____________

CONSOLIDATED STATEMENT OF CONDITION

Morgan Guaranty Trust Company of New
York
_____________________________________________________________________
_____________
Dollars in millions                           September   December
                                                     30         31
                                                   1995       1994

_________________________________
ASSETS

Cash and due from banks                        $  1,503   $  2,182
Interest-earning deposits with banks              1,602      1,605
Debt investment securities available-for-
sale                                             21,198     21,292
carried at fair value
Trading account assets                           53,900     45,386
Securities purchased under agreements to
resell                                           18,854     16,562
and federal funds sold
Loans                                            22,210     19,397
Less: allowance for credit losses                 1,026      1,025
_____________________________________________________________________
_____________
Net loans                                        21,184     18,372
Customers' acceptance liability                     478        556
Accrued interest and accounts receivable          2,960      3,594
Premises and equipment                            3,068      2,967
Less: accumulated depreciation                    1,273      1,149
_____________________________________________________________________
_____________
Premises and equipment, net                       1,795      1,818
Other assets                                     10,000      7,360
_____________________________________________________________________
_____________
Total assets                                    133,474    118,727
_____________________________________________________________________
_____________

LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.                        3,463      3,698
    In offices outside the U.S.                     939        770
Interest-bearing deposits:
    In offices in the U.S.                        1,474      1,480
    In offices outside the U.S.                  41,874     38,566
_____________________________________________________________________
_____________
Total deposits                                   47,750     44,514
Trading account liabilities                      40,943     30,730
Securities sold under agreements to
repurchase                                       18,690     22,099
and federal funds purchased
Other liabilities for borrowed money              6,982      5,320
Accounts payable and accrued expenses             3,987      2,902
Liability on acceptances                            478        556
Long-term debt not qualifying as risk-based       3,153      1,968
capital
Other liabilities                                 2,012      2,080
_____________________________________________________________________
_____________
                                                123,995    110,169
Long-term debt qualifying as risk-based           1,327      1,249
capital
_____________________________________________________________________
_____________
Total liabilities                               125,322    111,418

STOCKHOLDER'S EQUITY

Preferred stock, $100 par value
  (authorized shares: 2,500,000)                      -          -
Common stock, $25 par value
  (authorized and outstanding shares:               250        250
10,000,000)
Surplus                                           2,820      2,670
Undivided profits                                 4,883      4,266
Net unrealized gains on investment
securities, net of                                  204        124
taxes
Foreign currency translation                        (5)        (1)
_____________________________________________________________________
_____________
Total stockholder's equity                        8,152      7,309
_____________________________________________________________________
_____________
Total liabilities and stockholder's equity      133,474    118,727
_____________________________________________________________________
_____________

Member of the Federal Reserve System and the Federal Deposit
Insurance Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions

                                          Foreign
                    Swaps and            exchange
                        other            spot and  Equities
                     interest      Debt    option       and
                         rate
                    contracts instrumen  contract commoditi    Total
                                     ts         s        es
_____________________________________________________________________
_____________

THIRD QUARTER
1995
Trading revenue         $159       $110      $48       $82      $399
Net interest
revenue*                  (3)        49        1       (12)       35
_____________________________________________________________________
_____________
Combined total           156        159       49        70       434

_____________________________________________________________________
_____________
THIRD QUARTER
1994
Trading revenue          127         80       16        59       282
Net interest
revenue**                 (7)        80       10       (10)       73
_____________________________________________________________________
_____________
Combined total           120        160       26        49       355

_____________________________________________________________________
_____________
NINE MONTHS 1995
Trading revenue          335        277      142       253     1,007
Net interest
revenue*                  10        180       (1)      (65)      124
_____________________________________________________________________
_____________
Combined total           345        457      141       188     1,131

_____________________________________________________________________
_____________
NINE MONTHS 1994
Trading revenue          519        113       53       181       866
Net interest
revenue**                  8        224        -       (40)      192
_____________________________________________________________________
_____________
Combined total           527        337       53       141     1,058


*Estimated

**Certain prior-year amounts have been reclassified to conform with 1995 classifications.


ASSET QUALITY
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________


NONPERFORMING ASSETS

                          September  June 30    December  September
                                 30                   31         30
Dollars in millions            1995     1995        1994       1994
_____________________________________________________________________
_____________
Impaired loans:
   Commercial and              $135     $127        $136       $148
industrial
   Other                         50       56          81         62
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_____________
                                185      183         217        210

Restructuring countries           2        3           2          2
_____________________________________________________________________
_____________
Total impaired loans            187      186         219        212

Other nonperforming               1        1           1          2
assets
_____________________________________________________________________
_____________
Total nonperforming             188      187         220        214
assets
_____________________________________________________________________
_____________


ALLOWANCE FOR CREDIT LOSSES

                          September  June 30   December   September
                                 30               31             30
Dollars in millions            1995     1995        1994       1994
_____________________________________________________________________
_____________
Allowance for credit         $1,132   $1,132      $1,131     $1,133
losses
_____________________________________________________________________
_____________


                               Third Quarter           Nine Months

______________________________________________________
                               1995     1994        1995       1994
_____________________________________________________________________
_____________
Charge-offs:
   Commercial and             ($11)     ($9)       ($31)      ($30)
industrial
   Restructuring                  -        -           -       (17)
countries
   Other                          -      (5)         (6)       (12)
Recoveries                       11        6         38         34
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_____________
